EXHIBIT 10.1

AMENDMENT
TO THE
LAREDO PETROLEUM, INC.
OMNIBUS EQUITY INCENTIVE PLAN
(amended and restated as of May 16, 2019)
In light of the reverse stock split and the authorized share reduction that became effective as of June 1, 2020, when an amendment to Laredo Petroleum, Inc.’s Certificate of Incorporation was accepted and recorded by the Secretary of State for the State of Delaware, the Laredo Petroleum, Inc. Omnibus Equity Incentive Plan, as amended and restated (the “Plan”), is hereby amended, effective as of June 1, 2020, as follows:

1.	Section 5(a) of the Plan shall be amended and replaced in its entirety with the following:
“(a)    Awards granted under the Plan shall be subject to the following limitations: (i) subject to Section 12 of the Plan, the Committee is authorized to deliver under the Plan an aggregate of 1,492,500 shares of Common Stock; (ii) subject to Section 12 of the Plan, grants of Options or SARs under the Plan in respect of no more than 717,500 shares of Common Stock may be made to any single Participant during any single calendar year, and, subject to Section 12 of the Plan, grants of Incentive Stock Options under the Plan in respect of no more than 717,500 shares of Common Stock may be made to any single Participant during any single calendar year; (iii) subject to Section 12 of the Plan, no more than 717,500 shares of Common Stock may be earned in respect of Performance Compensation Awards denominated in shares of Common Stock granted pursuant to Section 11 of the Plan to any single Participant for a single calendar year during a Performance Period, or in the event such Performance Compensation Award is paid in cash, other securities, other Awards or other property, no more than the Fair Market Value of 717,500 shares of Common Stock on the last day of the Performance Period to which such Award relates; (iv) the maximum amount that can be paid to any single Participant in any one calendar year pursuant to a cash bonus Award described in Section 11(a) of the Plan shall be $5,000,000; and (v) subject to Section 12 of the Plan, no more than 71,750 shares of Common Stock may be issued in respect of Awards granted to any single Participant who is a non-employee director for a single calendar year.”
All other terms and conditions of the Plan shall be unchanged and remain in full force and effect, except to the extent modified by the foregoing.